UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

EVOKE PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 230
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2024, pursuant to the amended and restated bylaws of Evoke Pharma, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Benjamin Smeal to serve as a Class II director, effective October 18, 2024, with an initial term expiring at the Company’s 2027 annual meeting of stockholders.

In connection with Mr. Smeal’s appointment, effective October 18, 2024, the Audit Committee of the Board will be composed of Kenneth J. Widder, Mr. Smeal and Vickie W. Reed, who will continue to serve as chair of the Audit Committee, the Compensation Committee of the Board will be composed of Malcolm R. Hill, Pharm.D., Mr. Smeal and Todd C. Brady, M.D., Ph.D., who will serve as chair of the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board will be Mr. Smeal, Mr. Widder, and Dr. Hill, who will continue to serve as chair of the Nominating and Corporate Governance Committee.

Mr. Smeal, age 46, has been a private investor since April 2018. From April 2017 to April 2018, he served as the Associate Director, Public Equities at Willett Advisors, the family office of Michael R. Bloomberg, managing substantially all of Bloomberg's personal assets in addition to those of Bloomberg Philanthropies. From November 2007 to April 2017, he held the role of Senior Investment Analyst at Kenmare Management, a hedge fund focused on U.S. equities. From November 2020 to December 2020, Mr. Smeal served as a director of ImageWare Systems, Inc. and from August 2018 to March 2019, he served as a director of Owens Realty Mortgage, Inc. Mr. Smeal holds a Bachelor of Arts in Political Economy from Williams College in Williamstown, Massachusetts, and a Master of Business Administration, with a focus on Value Investing, from Columbia Business School in New York, New York.

Pursuant to the Company’s non-employee director compensation program, Mr. Smeal was granted on the date of his appointment options to purchase 5,833 shares of the Company’s common stock, which vests in substantially equal annual installments on each of the first three anniversaries of the date of grant. Mr. Smeal will receive cash compensation for his service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time. Mr. Smeal has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 24, 2013.

Mr. Smeal was appointed to the Board pursuant the nominating rights granted in the previously disclosed letter agreement, dated September 27, 2024, with Nantahala Capital Management, LLC. Mr. Smeal is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Mr. Smeal is an independent director in accordance with the listing requirements of the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date:	October 22, 2024	By:	/s/ Matthew J. D'Onofrio
Name: Matthew J. D'Onofrio Title: Chief Executive Officer